SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 ---------------


Date of Report (Date of earliest event reported) April 25, 1996



                                 AQUAGENIX, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                       0-24490                65-0419263
(State or other jurisdiction          (Commission             (IRS Employer
     or incorporation)                File Number)            Identification
                                                                    No.)


           6500 Northwest 15th Avenue, Fort Lauderdale, Florida 33309 (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code (954) 973-9999



                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 2.  DISPOSAL OF ASSETS

         On April 25, 1996, Aquagenix, Inc. (the "Company") sold substantially all of the assets and liabilities of Haas Environmental Services, Inc. ("HES") to Heart Environmental Services, Inc. (the "Buyer"), a New Jersey corporation for a total consideration of $1,907,021. The aggregate consideration comprises (i) $681,000 in cash, (ii) a three-year promissory note of $600,000 issued by the Buyer, bearing interest at 9% per annum and collaterized by the pledge of 499 shares of the Buyer's Common Stock pursuant to a Stock Pledge Agreement, (iii) the cancellation of the promissory note obligation of the Company of $436,921 by H&H Investment Corporation, Mr. Eugene M. Haas and Mr. Robert E. Haas (collectively known as the "Haas Shareholders"), also the shareholders of the Buyer, (iv) the cancellation of the obligations amounting to $100,000 by the Haas Shareholders pursuant to their employment termination agreement, (v) the cancellation of the lease obligations to the Haas Shareholders amounting to $62,700 in connection to a office lease agreement, (vi) the cancellation of an equipment note payable of $26,400 by the Haas Shareholders. The Company originally incurred these obligations ((iii) to (vi)) in connection with the acquisition of HES in February 1995.

         In connection with the HES sale, the Company and the Haas Shareholders entered into a lock-up agreement relating to the 219,000 shares of the Company's common stock (the "Shares") owned by the Haas Shareholders. The lock-up agreement provides that any sale or transfer of the Shares by the Haas Shareholders will be restricted to an amount of not greater than 20,000 Shares for every three-month period. As a result of the HES sale, the Company has agreed not to pursue any claims against the Haas Shareholders in connection with the Haas Acquisition in February 1995. Reference is made to the Asset Purchase Agreement, dated as of April 25, 1996, among the Company, HES, the Buyer, the Haas Shareholders and Haas Sand and Gravel, Inc., filed as an exhibit hereto, for further information concerning the terms and conditions of the HES sale. The Asset Purchase Agreement and such information are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

         (b) Pro Forma Condensed Consolidated Financial Statements (Unaudited) of Aquagenix, Inc.

                  The following pro-forma condensed consolidated balance sheet as of March 31, 1996 and the proforma condensed consolidated income statement for the three months ended March 31, 1996 give effect the sale of HES, assuming the sale transaction took place at the end of the period presented. The adjustments were based on financial information available on April 25, 1996 which resulted in a net gain of approximately $1.5 million. The adjustments relating to the pro forma condensed consolidated income statement for the year ended December 31, 1995 assume the transaction was consummated on February 28, 1995 which was the date that HES was acquired. The actual sale took place on April 25, 1996.

                  The pro forma information is based on the historical financial statements of the Company which had previously been reclassified to separately present the discontinued operations. Accordingly, the only proforma adjustments are to eliminate the net assets of and net losses relating to HES and to record the sale proceeds and the net gain arising from the HES sale.

         (c)      Exhibit

                   10.76 Asset Purchase Agreement, dated as of April 25, 1996, by and between Heart Environmental Services, Inc.,
                         H&H Investment Corporation, Eugene M. Haas, Robert E. Haas, Haas Sand and Gravel, Inc., HES and the Company.

AQUAGENIX, INC. & SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
AS AT MARCH 31, 1996


                                                                    PRO FORMA        PRO FORMA
                                                       AQUAGENIX    ADJUSTMENTS     CONSOLIDATED
                                                       ----------   ----------       ----------
Assets
Current assets                                          2,571,662      681,000 (a)    3,252,662
Property and equipment, net                             1,844,814                     1,844,814
Intangible assets, net                                  3,177,583                     3,177,583
Net assets of discontinued operations                   1,192,720     (650,507)(b)      542,213
Other assets                                              261,899      600,000 (c)      861,899
                                                       ----------   ----------       ----------

          Total assets                                 $9,048,678      630,493        9,679,171
                                                       ==========   ==========       ==========

Liabilities and Stockholders' Equity

Current liabilities                                     1,704,203                     1,704,203
Long-term debts                                         5,023,898                     5,023,898
Stockholders' equity                                    2,320,577      630,493 (d)    2,951,070
                                                       ----------   ----------       ----------

          Total liabilities and stockholders' equity   $9,048,678      630,493        9,679,171
                                                       ==========   ==========       ==========



(a)      Record cash proceeds from the HES Sale.

(b)      Record the sale of certain assets and liabilities of HES.

(c) Record the promissory note receivable from Heart Environmental Services, Inc., the Buyer.

(d) Record remaining gain from the HES Sale. Total positive impact on earnings amounted to approximately $1.5 million, of approximately $870,000, relating to the change in allowance for estimated phase-out and other losses from environmental remediation segment.

AQUAGENIX, INC. & SUBSIDIARIES
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) FOR THE THREE MONTHS ENDED MARCH 31, 1996

                                                                                 PRO FORMA    PRO FORMA
                                                                    AQUAGENIX   ADJUSTMENTS  CONSOLIDATED
                                                                    ----------   ----------   ----------
Operating income                                                       369,969                   369,969
                                                                    ----------                ----------

Income from continuing operations before income taxes                  250,490                   250,490

Income tax provision                                                         0                         0
                                                                    ----------   ----------   ----------

Income from continuing operations                                      250,490            0      250,490

Discontinued operations:
     Loss from environmental remediation business segment,                   0                         0
                 net of income taxes
     Change in allowance for estimated phase-out and other
                 losses from environmental remediation segment         869,507   630,493 (a)   1,500,000
                                                                    ----------   ----------   ----------

Net income                                                          $1,119,997      630,493    1,750,490
                                                                    ==========   ==========   ==========

Earnings (loss) per common and common equivalent shares:
      Continuing operations - primary                               $     0.08                      0.08
      Continuing operations - assuming full dilution                      0.08                      0.08
      Discontinued operations                                             0.26                      0.46

Weighted average common and common equivalent shares outstanding:
      Primary                                                        3,292,862                 3,292,862
                                                                    ==========                ==========
      Assuming full dilution                                         3,292,862                 3,292,862
                                                                    ==========                ==========


(a)      Record remaining gain from the HES Sale.

AQUAGENIX, INC. & SUBSIDIARIES
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) FOR THE YEAR ENDED DECEMBER 31, 1995



                                                                                 PRO FORMA      PRO FORMA
                                                                  AQUAGENIX     ADJUSTMENTS    CONSOLIDATED
                                                                 -----------    -----------    -----------
Operating loss                                                    (1,112,323)                   (1,112,323)
                                                                 -----------                   -----------

Loss from continuing operations before income taxes               (1,056,344)                   (1,056,344)

Income tax benefit                                                  (374,350)                     (374,350)
                                                                 -----------    -----------    -----------

Loss from continuing operations                                     (681,994)             0       (681,994)

Discontinued operations:
     Loss from environmental remediation business segment,        (2,437,614)     2,000,544(a)    (437,070)
                 net of income taxes
     Loss on disposal of environmental remediation remediation
                 business segment                                 (4,882,138)     3,930,020(b)    (952,118)
                                                                 -----------    -----------    -----------

Net income                                                       $(8,001,746)     5,930,564     (2,071,182)
                                                                 ===========    ===========    ===========

Loss per common and common equivalent shares:
      Continuing operations                                      $     (0.22)                        (0.22)
      Discontinued operations                                          (2.31)                        (0.44)

Weighted average common and common equivalent
      shares outstanding:                                          3,166,768                     3,166,768
                                                                 ===========                   ===========


(a)      Loss relating to the operations of HES since its acquisition in March
         1995.

(b)      Loss on disposal of HES.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                AQUAGENIX, INC.


Date: May 8, 1996                               By:  /s/ Helen Chia
                                                     Helen Chia,
                                                     Chief Financial Officer